Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors Nano Dimension Ltd.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Auditors” included herein in Item 1C of Form 20-F.

/s/ Somekh Chaikin Certified Public Accountants (Israel) Member firm of KPMG International
Tel Aviv, Israel
January 21, 2016